EXHIBIT 23.3

CONSENT OF MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA ADVOGADOS

March 7, 2018

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PagSeguro Digital Ltd. (the “Company”) of the reference to our firm under the headings “Validity of Securities” and “Enforceability of Civil Liabilities” and elsewhere in the prospectus included in the Registration Statement on Form F-1 (File No. 333-222292) of the Company.

Very truly yours,

/S/ VANESSA FIUSA
Vanessa Fiusa

Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados